RP FINANCIAL, LC.
--------------------------------------------
Financial Services Industry Consultants



                                                                February 1, 2000



Board of Directors
First Federal Savings and Loan Association of Olathe
100 East Park Street
Olathe, Kansas  66061

Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion of First Federal Savings and Loan Association of Olathe, Olathe, Kansas, and any amendments thereto, and in the Form SB-2 Registration Statement and any amendments thereto for First Federal of Olathe Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of First Federal of Olathe Bancorp, Inc.


                                                    Sincerely,


                                                    /s/  RP Financial, LC.
                                                    ----------------------------
                                                         RP FINANCIAL, LC.



________________________________________________________________________________

WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                   Telephone:  (703) 528-1700
Arlington, VA   22209                                 Fax No.:    (703) 528-1788